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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Silicon Valley Bancshares:

    We consent to incorporation by reference in the registration statement (No. 2-90401) on Form S-8 pertaining to the Silicon Valley Bancshares 1988 Employee Stock Purchase Plan, in the registration statement (No. 33-43123) on Form S-8 pertaining to the Silicon Valley Bancshares 1991 Employee Stock Option Plan, and in the registration statement (No. 33-85104) on Forms S-8 and S-3 pertaining to the Silicon Valley Bancshares 1989 Option Plan of our report dated January 18, 1996, relating to the consolidated balance sheets of Silicon Valley Bancshares and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the two-years then ended, which report appears in the December 31 1995, annual report on Form 10-K of Silicon Valley Bancshares and subsidiaries.

    Our report dated January 18, 1996, contains an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES," in 1994.

KPMG PEAT MARWICK LLP
San Jose, California
March   , 1996

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